UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2016

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street Green Bay, Wisconsin 54301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:      (920) 491-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2016, Associated Banc-Corp (the “Company”) filed a Certificate regarding its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) with the Wisconsin Department of Financial Institutions to eliminate from its Amended and Restated Articles of Incorporation (the “Articles”) all matters set forth in the Articles regarding the Series A Preferred Stock.  All outstanding shares of the Series A Preferred Stock were redeemed by the Company in September of 2011.

The Certificate relating to the Series A Preferred Stock, which became effective on the date of filing, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item	9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1  Certificate relating to the Series A Preferred Stock dated August 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: August 16, 2016	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel,
Corporate Secretary and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate relating to the Series A Preferred Stock dated August 15, 2016